SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant |X|

Filed by a party other than the registrant o

Check the appropriate box:

         / /        Preliminary Proxy Statement
         / /        Confidential,  for Use of the Commission  Only (as permitted by Rule 14a-6(e)2))
         /X/        Definitive Proxy Statement
         / /        Definitive Additional Materials
         / /        Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or Rule
                    14(a)-12


                                 WHX CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------



         (4)      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------



         (5)      Total fee paid:


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         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                                 WHX CORPORATION
                              110 East 59th Street
                            New York, New York 10022

                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held March 15, 2000

                           ---------------------------


To Our Stockholders:

         We invite you to attend our annual stockholders' meeting on Wednesday, March 15, 2000 at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801 at 11:00 a.m. At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and will act on the following matters:

                  1) To elect two (2) class I directors to a three-year term;
                  2) To approve an amendment to WHX Corporation's (the "Company") 1991 Incentive and Nonqualified Stock Option Plan (the "1991 Plan") whereby the total number of shares of the Company's Common Stock available for issuance under the 1991 Plan will be increased to 3,750,000 shares from 3,500,000 shares;
                  3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2000; and
                  4) Any other matters that properly come before the meeting.

         This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

         Only stockholders of record at the close of business on February 10, 2000 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

         We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                       Sincerely yours,


                                       MARVIN L. OLSHAN
                                       Secretary

Dated:   New York, New York
         February 14, 2000

                                 WHX CORPORATION
                              110 East 59th Street
                            New York, New York 10022

                           ---------------------------


                              2000 PROXY STATEMENT


                               GENERAL INFORMATION


         This proxy statement contains information related to the annual meeting of stockholders of WHX Corporation to be held on Wednesday, March 15, 2000, beginning at 11:00 a.m., at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

         At the Company's annual meeting, stockholders will hear an update on the Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

                  1)       To elect two (2) class I  directors  to a  three-year
                           term;
                  2) To approve an amendment to the Company's 1991 Incentive and Nonqualified Stock Option Plan (the "1991 Plan") whereby the total number of shares of the Company's Common Stock available for issuance under the 1991 Plan will be increased to 3,750,000 shares from 3,500,000 shares (the "1991 Plan Amendment");
                  3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2000; and
                  4) Any other matters that properly come before the meeting.

Who May Vote

         Stockholders of WHX Corporation, as recorded in our stock register on February 10, 2000, may vote at the meeting. As of this date, we had 14,443,215 shares of common stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share.

How to Vote

         You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

         Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposal or abstain from voting.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all our director nominees, in favor of the approval of the amendment to the 1991 Incentive and Nonqualified Stock Option Plan, and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants.

         You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

         There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Secondly, you may vote in person at the meeting. Lastly, you may notify our corporate secretary in writing at 110 East 59th Street, New York, New York 10022.

Quorum

         In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

Votes Needed

         The director nominees receiving a majority of the votes cast during the meeting will be elected to fill the seats of our Class I Directors. For the other proposals to be approved, we require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes.
Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the auditors.

Attending in Person

         Only stockholders, their proxy holders, and our invited guests may attend the meeting. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification with a photo at the meeting. For example, you could bring an account statement showing that you owned WHX Corporation shares as of February 10, 2000 as acceptable proof of ownership.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning ownership of the Common Stock of WHX Corporation outstanding at February 10, 2000, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, (iii) each of the executive officers named in the summary compensation table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting power and sole dispositive power with respect to the indicated shares.


                                                                                                      Percentage
Name and Address of Beneficial Owner(1)                              Shares Beneficially Owned        of Class(2)
---------------------------------------                              -------------------------        -----------
Lazard Freres & Co. LLC (3)
30 Rockefeller Plaza
New York, New York 10020..........................................            1,521,000                   10.5%
Founders Financial Group, L.P. (4)
53 Forest Avenue
Old Greenwich, Connecticut  06870.................................            1,034,706                    7.2%
WPN Corp. (5)
110 E. 59th Street
New York, New York  10022.........................................            1,694,150                   11.7%
Donald Smith & Co., Inc. (6)
East 80, Route 4
Paramus, New Jersey 07652.........................................              830,000                    5.7%
Dimensional Fund Advisors Inc. (7)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401....................................            1,371,625                    9.5%
Gabelli Funds, LLC (8)
One Corporate Center,
Rye, New York 10580...............................................            1,598,926                   11.1%
Alliance Capital Management L.P. (9)
1290 Avenue of the Americas
New York, New York 10104..........................................            1,162,100                    8.0%
Dewey Square Investors Corporation (10)
One Financial Center
Boston, Massachusetts 02111.......................................              866,419                    6.0%
Joseph A. Cohen (11)
c/o The Garnet Group
825 Third Avenue
New York, New York 10022..........................................              851,600                    5.9%
Canyon Capital Advisors LLC (12)
9665 Wilshire Boulevard
Suite 200
Beverly Hills, California 90212...................................            1,134,100                    7.9%
Cramer Rosenthal McGlynn LLC(13)
707 Westchester Avenue
White Plains, New York 10604......................................            1,118,300                    7.7%
Ronald LaBow .....................................................          1,694,150(5)                  11.7%
Neil D. Arnold....................................................            55,667(14)                   *
Paul W. Bucha.....................................................            71,561(15)                   *
Robert A. Davidow.................................................           100,369(16)                   *


                                                                                                      Percentage
Name and Address of Beneficial Owner(1)                              Shares Beneficially Owned        of Class(2)
---------------------------------------                              -------------------------        -----------
William Goldsmith.................................................              58,334(14)                 *
Robert D. LeBlanc.................................................             105,834(17)                 *
Marvin L. Olshan..................................................              59,334(16)                 *
Raymond S. Troubh.................................................              60,334(16)                 *
James G. Bradley..................................................              88,312(18)                 *
Howard A. Mileaf..................................................              26,998(19)                 *
Arnold Nance......................................................              39,158(20)                 *
All Directors and Executive Officers as a Group (12 persons)                2,387,273(21)                 16.5%

-------------------
*        less than one percent.

(1) Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.
(2) Based upon shares of Common Stock outstanding at February 10, 2000 of 14,443,215 shares.
(3) Based on a Schedule 13G/A filed in February 1999, Lazard Freres & Co. LLC beneficially holds 1,521,000 shares of Common Stock.
(4) Based on a Schedule 13G/A filed in February 2000, Founders Financial Group, L.P, Forest Investment Management LLC/ADV, Michael A. Boyd, Inc. and Michael A. Boyd collectively beneficially hold 1,034,706 shares of Common Stock.
(5) Based on a Schedule 13D filed jointly in December 1997 by WPN Corp., Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci. Includes
         1,582,500 shares of Common Stock issuable upon exercise of options within 60 days hereof. Ronald LaBow, the Company's Chairman, is the sole stockholder of WPN Corp. Consequently, Mr. LaBow may be deemed to be the beneficial owner of all shares of Common Stock owned by WPN Corp. Mr. LaBow disclaims beneficial ownership of the options to purchase 400,000 shares of Common Stock held by WPN Corp. as nominee for Messrs. Tabin and Trangucci, all of which are exercisable within 60 days hereof. Messrs. Tabin and Trangucci are officers and directors of WPN Corp. and disclaim beneficial ownership of all shares of Common Stock owned by WPN Corp., except for options to purchase such 400,000 shares of Common Stock held by WPN Corp. as nominee for Messrs. Tabin and Trangucci. Each of Messrs. Tabin and Trangucci holds options, exercisable within 60 days hereof, to purchase 435,000 shares of Common Stock.
(6) Based on Schedule 13G filed in February 2000, Donald Smith & Co., Inc. beneficially holds 830,000 shares of Common Stock.
(7) Based on a Schedule 13G filed in February 2000, Dimensional Fund Advisors Inc. beneficially holds 1,371,625 shares of Common Stock.
(8) Based on a Schedule 13D/A filed in December 1999, Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli International Limited, Gabelli Advisers, Inc. and Gabelli Performance Partnership L.P. collectively beneficially hold 1,598,926 shares of Common Stock. This amount includes Common Stock issuable upon their conversion of 304,128 shares of Series A Convertible Preferred Stock and 202,697 shares of Series B Convertible Preferred Stock.

(9) Based on a Schedule 13G filed jointly in February 1999, Alliance Capital Management, L.P., AXA, AXA Assurances I.A.R.D. Mutuelle ("AXAAIM"), AXA Assurances Vie Mutuelle ("AXAAVM"), AXA Conseil Vie Assurance Mutuelle ("AXACVAM"), AXA Courtage Assurance Mutuelle ("AXACAM") and The Equitable Companies, Inc. collectively beneficially hold 1,162,100 shares of Common Stock. The address of AXA is 9 Place Vendome 75001 Paris, France. The address of AXAAIM and AXAAVM is 21, rue de Chateaudun 75009 Paris, France. The address of AXACVAM is 100-101 Terrasse Boieldieu 92042 Paris La Defense, France. The address of AXACAM is 26, rue Louis le Grand 75002 Paris, France.
(10) Based on a Schedule 13G/A filed in January 1999, Dewey Square Investors Corp. beneficially holds 866,419 shares of Common Stock. This amount includes Common Stock issuable upon their conversion of Preferred Stock.
(11) Based on a Schedule 13G filed in January 2000, Joseph A. Cohen beneficially holds 851,600 shares of Common Stock.
(12) Based on a Schedule 13G filed in July 1999, Canyon Capital Advisers LLC, Mitchell R. Julis, Joshua S. Friedman, and R. Christian B. Evensen collectively beneficially hold 1,134,100 shares of Common Stock.
(13) Based on a Form 13F filed November 15, 1999, Cramer Rosenthal McGlynn, LLC beneficially holds 1,188,300 shares of Common Stock.
(14) Consists of shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(15) Includes 70,667 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(16) Includes 58,334 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(17) Includes 86,658 shares of Common Stock issuable upon their exercise of options within 60 days hereof, 11,274 shares of Common Stock, and approximately 4,902 shares of Common Stock issuable upon conversion of 2,000 shares of Series B Preferred Stock owned directly by Mr. LeBlanc, and 3,000 shares of Common Stock held by Mr. LeBlanc's spouse and children.
(18) Includes 86,658 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(19) Includes 25,000 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(20) Includes 33,333 shares of Common Stock issuable upon their exercise of options within 60 days hereof, approximately 3,105 shares of Common Stock issuable upon conversion of 980 shares of Series A Preferred Stock, approximately 980 shares of Common Stock issuable upon conversion of 400 shares of Series B Preferred Stock held by Mr. Nance's children, and 1,740 shares of Common Stock.
(21) Includes 2,200,496 shares of Common Stock issuable upon their exercise of options within 60 days hereof.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide for the classification of the Board of Directors into three classes. The term of the current Class I Directors expires at the 2000 Annual Meeting of Stockholders (the "Meeting") and when their successors are duly elected and shall have qualified. All nominees are currently Class I Directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may be also voted for a substitute nominee selected by the Board of Directors.

         Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below, to serve as Class I Directors of the Company for a term of office to expire at the third succeeding Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Class I Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The Company's Board of Directors appointed Robert
D. LeBlanc as a Class I Director in 1999 to replace Mr. John Scheessele, who had resigned as a director. The Class II and Class III Directors will continue to serve their respective terms, with the three Class II Directors having a term that will expire at the 2001 Annual Meeting of Stockholders of the Company and the three Class III Directors having a term that will expire at the 2002 Annual Meeting of Stockholders of the Company.

         The names of the nominees and certain information concerning them are set forth:

                                                      Principal Occupation                                First Year
                           Class of                  for the Past Five Years                                Became
Name                       Director             and Current Public Directorships              Age       a Director(1)
----                       --------             --------------------------------              ---       -------------

William Goldsmith             I        Director.  Management and Marketing                     81            1987
                                       Consultant since 1984. Chairman of the Board
                                       of Nucon Energy Corp. since 1998 and TMP,
                                       Inc. from January 1991 to 1993.  Chairman of
                                       Overspin Golf since 1993.  Chief Executive
                                       Officer of Overspin Golf from January 1994
                                       through October 1994. Chairman of the Board
                                       and Chief Executive Officer of Fiber Fuel
                                       International, Inc., from 1994 to 1997.
                                       Chairman of Nucon Energy Group since 1997.
                                       Life Trustee to Carnegie Mellon University
                                       since 1980.


Robert D. LeBlanc             I        Director.  Executive Vice President of the              50            1999
                                       Company since April 1998.  President and Chief
                                       Executive Officer of Handy & Harman
                                       ("H&H") since April 1998. (H&H was acquired
                                       by the Company in April 1998). President and
                                       Chief Operating Officer of H&H from July 1997
                                       to April 1998.  Executive Vice President of
                                       H&H from November 1996 to July 1997.
                                       Executive Vice President of Elf Atochem North
                                       America, Inc. from January 1994 to November
                                       1996.  Director of Church & Dwight Co., Inc.,
                                       a consumer products and specialty chemical
                                       company.

         The names of the Class II and Class III  Directors,  whose terms expire
at  the  2001  and  2002  Annual  Meeting  of   Stockholders   of  the  Company,
respectively, who are currently serving their terms are set forth below:


                                                       Principal Occupation                               First Year
                            Class of                 for the Past Five Years                                Became
Name                        Director             and Current Public Directorships              Age       a Director(1)
----                        --------             --------------------------------              ---       -------------

Neil D. Arnold                III       Director. Private Investor since May 1999.             51            1992
                                        Group Finance  Director  since  December
                                        1996 through May 1999 and Executive Vice
                                        President,  Corporate  Development  from
                                        September 1996 through  December 1996 of
                                        Lucas Varity plc;  Senior Vice President
                                        and Chief  Financial  Officer  from July
                                        1990  through  September  1996 of Varity
                                        Corporation.  Lucas  Varity plc designs,
                                        manufactures   and   supplies   advanced
                                        technology    systems,    products   and
                                        services in the world's  automotive  and
                                        aerospace industries.

Paul W. Bucha                  II       Director.  Chairman of the Board of Wheeling-          56            1993
                                        Pittsburgh Steel Corporation ("WPSC") since
                                        April 1998.  President,  Paul W. Bucha &
                                        Company,    Inc.,    an    international
                                        marketing  consulting  firm from 1979 to
                                        April 1998;  President,  BLHJ,  Inc., an
                                        international consulting firm, from July
                                        1991   to   April    1998;    President,
                                        Congressional  Medal of Honor Society of
                                        U.S.  from  September  1995 to  November
                                        1999.

Robert A. Davidow             III       Director and Vice Chairman of the Board.               57            1992
                                        Private investor since January 1990. Mr.
                                        Davidow is also a director of Arden Group,
                                        Inc., a supermarket holding company.


                                                       Principal Occupation                               First Year
                            Class of                 for the Past Five Years                                Became
Name                        Director             and Current Public Directorships              Age       a Director(1)
----                        --------             --------------------------------              ---       -------------

Ronald LaBow                  III       Chairman of the Board.  President, Stonehill           64            1991
                                        Investment Corp. since February 1990.
                                        Director of Regency Equities Corp., a real
                                        estate company, and an officer and director of
                                        WPN Corp., a financial consulting company.

Marvin L. Olshan               II       Director and, since 1991, Secretary of the             71            1991
                                        Company.  Partner, Olshan Grundman Frome
                                        Rosenzweig & Wolosky LLP, since 1956.

Raymond S. Troubh              II       Director.  Financial Consultant for in excess of       73            1992
                                        past five years. Mr. Troubh is also a director
                                        of ARIAD Pharmaceuticals,  Inc., Becton,
                                        Dickinson   and   Company,   a   medical
                                        instrumentation  and equipment  company,
                                        Diamond   Offshore    Drilling,    Inc.,
                                        Foundation Health Systems, Inc., General
                                        American   Investors   Company,   Olsten
                                        Corporation,  a temporary  help company,
                                        Starwood  Hotels &  Resorts,  and Triarc
                                        Companies,  Inc.,  restaurants  and soft
                                        drinks.  Trustee of Microcap Liquidating
                                        Trust  and  Petrie  Stores   Liquidating
                                        Trust.

--------------------------
(1) The Company and its subsidiaries were reorganized into a new holding company structure ("Corporate Reorganization") on July 26, 1994. Prior to the Corporate Reorganization, all directors of the Company who were directors at the time of the Corporate Reorganization were directors of Wheeling-Pittsburgh
         Corporation ("WPC").

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Meetings and Committees

         The Board of Directors met on 5 occasions and took action by unanimous written consent on 2 occasions during the fiscal year ended December 31, 1999. There are five Committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Stock Option Committee (for the 1991 Plan). The members of the Executive Committee are Ronald LaBow, Robert A. Davidow, Marvin L. Olshan, Raymond S. Troubh and Neil D. Arnold. The Executive Committee took action by unanimous written consent on 2 occasions during the fiscal year ended December 31, 1999. The Executive Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company except as limited by law and except for the power to change the membership or to fill vacancies on the Board of Directors or the Executive Committee. The members of the Audit Committee are Neil D. Arnold, Robert A. Davidow and Raymond S. Troubh. The Audit Committee met on 6 occasions during the fiscal year ended December 31, 1999. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the Company's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them, reviews and monitors the Company's internal accounting procedures and monitors compliance with the Company's Code of Ethics Policy and Conflict of Interest Policy. The members of the Compensation Committee are Robert A. Davidow, William Goldsmith and Marvin L. Olshan. The Compensation Committee met on 4 occasions during the fiscal year ended December 31, 1999. The Compensation Committee reviews compensation arrangements and personnel matters. The members of the Nominating Committee are Ronald LaBow, Marvin L. Olshan, Paul W. Bucha and Robert A. Davidow. The Nominating Committee took action by written consent on 1 occasion during the fiscal year ended December 31, 1999. The Nominating Committee recommends nominees to the Board of Directors of the Company. The members of the Stock Option Committee are Raymond S. Troubh and Robert A. Davidow. The Stock Option Committee administers the granting of stock options under the 1991 Plan. The Stock Option Committee took action by unanimous written consent on 6 occasions during the fiscal year ended December 31, 1999.

         Directors of the Company who are not employees of the Company or its subsidiaries are entitled to receive compensation for serving as directors in the amount of $40,000 per annum and $1,000 per Board Meeting, $800 per Committee Meeting attended in person and $500 per telephonic meeting other than the Stock Option Committee, and $1,000 per day of consultation and other services provided other than at meetings of the Board or Committees thereof, at the request of the Chairman of the Board. Committee Chairmen also receive an additional annual fee of $1,800. Directors of the Company (other than the Chairman of the Board or directors who are employees of the Company or its subsidiaries) also receive options to purchase 8,000 shares of Common Stock per annum on the date of each annual meeting of Stockholders up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1993 Directors and Non-Employee Officers Stock Option Plan (the "1993 Plan"). All directors of the Company permitted to participate in the 1993 Plan have received the maximum number of shares permitted to be issued thereunder. In addition, directors of the Company (other than the Chairman of the Board or directors who are employees of the Company or its subsidiaries) also received options to purchase 25,000 shares of Common Stock on December 1, 1997 and receive options to purchase 5,000 shares of Common Stock per annum on the date of each annual meeting of Stockholders (commencing with the 1998 Annual Meeting of Stockholders) up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1997 Directors Stock Option Plan.

         Pursuant to a management agreement effective as of January 3, 1991, as amended (the "Management Agreement"), approved by a majority of the Company's disinterested directors of the Company, WPN Corp. ("WPN"), of which Ronald LaBow, the Chairman of the Board of the Company, is the sole stockholder and an officer and director, provides financial, management, advisory and consulting services to the Company, subject to the supervision and control of the Company's disinterested directors. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice prior to the renewal date. In 1999, WPN received a monthly fee of $520,833.33. In addition, in October 1999 the Board of Directors awarded WPN an additional bonus of $3,280,000 and in September 1998, the Board of Directors awarded WPN an additional bonus of $3,750,000, each in recognition of the extraordinary returns earned by WPN on behalf of the Company in its management of the Company's cash and marketable securities. In August 1997, the Company granted WPN options to acquire 1,000,000 shares of Common Stock and a cash bonus of $300,000. Such options are held by WPN as nominee for Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci, each of whom is an officer of WPN and has the right to acquire 600,000, 200,000 and 200,000 shares, respectively, of Common Stock. WPN Corp. also receives certain benefits from financial intermediaries which it transacts business with on behalf of the Company in the form of research materials and services, which are used by WPN Corp. on behalf of the Company and in connection with its other activities. For the fiscal year 1999, the amount of such reimbursement was approximately $75,000. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than that at which the Company could obtain such services from unaffiliated entities. See "Executive Officers -- Management Agreement with WPN."

                                   MANAGEMENT

Executive Officers of the Company

         The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

                                                      Principal Occupation for the Past
Name                                             Five Years and Current Public Directorships                    Age
----                                             -------------------------------------------                    ---

James G. Bradley                   Executive Vice President.  President and Chief Executive                     54
                                   Officer of WPSC since April  1998.  President
                                   and Chief  Operating  Officer of Koppel Steel
                                   Company from October 1997 to April 1998. Vice
                                   President of WHX from October 1995 to October
                                   1997; Executive Vice  President-Operations of
                                   WPSC from October 1995 to October 1997;  Vice
                                   President-  Operations of International  Mill
                                   Service  from  May  1992  to  October   1995.
                                   Director of WesBanco, Inc. since August 1998.

Paul J. Mooney                     Vice President.  Vice President of the Company and                           48
                                   Executive Vice President and Chief Financial Officer of WPC
                                   and WPSC since October 1997.  National Director of Cross
                                   Border Filing Services with the Accounting, Auditing and SEC
                                   Services department of PricewaterhouseCoopers LLP from
                                   July 1996 to November 1997.  Accounting and Business
                                   Advisory Services Department--Pittsburgh Site Leader of
                                   PricewaterhouseCoopers LLP from 1988 until June 1996.
                                   Client Service and Engagement Partner of
                                   PricewaterhouseCoopers LLP from 1985 until November
                                   1997.

Howard Mileaf                      Vice President -- General Counsel.  Vice President --                        63
                                   General Counsel of the Company since May 1998; Vice
                                   President -- Special Counsel of the Company from April 1993 to April 1998. Trustee/Director of Neuberger Berman Equity
                                   Mutual Funds, since 1984.

Arnold Nance                       Vice President -- Finance.  Vice President -- Finance since                  43
                                   April 1998.  Vice President of Development and Planning of
                                   Handy & Harman since May 1998.  Special Assistant to the
                                   Chairman of the Board of Directors since November 1995.
                                   Vice President of Wheeling-Pittsburgh Radio Corporation from
                                   July 1993 to November 1995.  Vice President and Chief
                                   Financial Officer of SH Holdings, Inc. from May 1991
                                   through July 1993.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended 1997, 1998 and 1999: (i) individuals who served as, or acted in the capacity of, the Company's chief executive officer for the fiscal year ended December 31, 1999. (Messrs. Bradley and LeBlanc currently serve as Co-Principal Executive Officers, with Mr. Bradley having primary responsibility for the operations of WPSC and Mr. LeBlanc having primary responsibility for the operations of H&H); and (ii) the Company's other most highly compensated executive officers, which together with the Co-Principal Executive Officers are the five most highly compensated officers of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1999 and who were employed at the end of fiscal year 1999. Please note that Messrs. LeBlanc and Bradley and the executive officers identified in (ii) above are collectively referred to as the "Named Executive Officers."

                           Summary Compensation Table

                                                                                                Long-Term
Name and Principal Position                      Annual Compensation                          Compensation
---------------------------                      -------------------                          ------------

                                                                             Other Annual      Securities        All Other
                                             Salary            Bonus         Compensation      Underlying      Compensation
                                 Year          ($)             ($)(1)             ($)(2)       Options (#)         ($)(3)
                                 ----          ---             ------             ------       -----------         ------

James G. Bradley.............. 1999           400,000           125,000              --              --          10,767
Executive Vice President(4)    1998           277,436           150,000          46,445(5)      260,000          10,767
                               1997           133,333          53,333(6)             --          65,000           5,260

Robert D. LeBlanc............. 1999           410,774           300,000              --              --           1,640(8)
Executive Vice President (7)   1998           298,469           150,000              --         260,000         121,043(9)
                               1997                --                --              --              --             --

Paul Bucha.................... 1999           300,000           300,000              --              --          14,175
Chairman of the Board          1998           238,923           150,000              --          50,000          12,537
Wheeling-Pittsburgh Steel      1997                --                --              --              --              --
Corporation (10)

Arnold Nance.................. 1999           355,654           150,000              --              --           8,718(11)
Vice President-Finance         1998           282,154           105,000          42,172(12)     100,000           7,308
                               1997           140,000                --              --              --           2,914

Howard A. Mileaf.............. 1999           120,000           500,000              --              --          15,300
Vice President-General Counsel 1998           120,000         1,080,000              --              --          14,623
                               1997           120,000           140,000              --              --           6,998

----------------------------

(1) Mr. Mileaf was granted a bonus during 1999 and 1998 for his performance relative to an insurance company settlement, as a result of which the Company received gross proceeds of in excess of approximately $22 million and $16 million, respectively. Messrs. LeBlanc and Nance were granted bonuses pursuant to the H&H Management Incentive Plan. Messrs. Bradley, LeBlanc, Bucha and Nance were granted bonuses in 2000 and 1999 for services performed in the prior year. All bonus amounts have been attributed to the year in which the services were performed.
(2) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.

(3) Amounts shown, unless otherwise noted, reflect employer contributions to pension plans.
(4) Resigned from the Company's employment effective October 31, 1997. Effective April 23, 1998, Mr. Bradley replaced John R. Scheessele as President and Chief Executive Officer of WPSC.
(5)       Includes membership dues of $31,355.
(6) Represents retention bonus paid upon conclusion of the strike by the United Steel Workers of America.
(7) Mr. LeBlanc's employment with the Company commenced in April 1998 as a result of the H&H acquisition.
(8)       Represents insurance premiums the Company paid in 1999.
(9) Includes the value of awards under the H&H Long-Term Incentive Plan aggregating $120,097, half of which vested in February 1999 and half of which vested in January 2000, and insurance premiums of $946 the Company paid in 1998.
(10) Mr. Bucha's employment with the Company commenced April 23, 1998. (11) Includes $1,018 in insurance premiums the Company paid in 1999.
(12)      Includes relocation allowance of $40,411.

          No options were granted to the Named Executive Officers during the fiscal year ended December 31, 1999.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

          The  following  table  sets  forth  certain   information   concerning
unexercised stock options held by the Named Executive Officers as of December 31, 1999.


                                            Number of Securities Underlying           Value of Unexercised In-the-
                                          Unexercised Options at 1999 Fiscal          Money Options at 1999 Fiscal
                                                      Year-End(#)                            Year-End($)(1)
Name                                         Exercisable/Unexercisable                Exercisable/Unexercisable
----                                         -------------------------                -------------------------

James G. Bradley.....................               86,658/173,342                                0/0
Robert D. LeBlanc....................               86,658/173,342                                0/0
Paul Bucha...........................                54,000/61,000                                0/0
Arnold Nance.........................                33,333/66,667                                0/0
Howard A. Mileaf.....................                  25,000/0                                   0/0

-------------------
(1) On December 31, 1999, the last reported sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $9.00.

          Long-Term Incentive and Pension Plans. Other than as described below, the Company does not have any long-term incentive or defined benefit pension plans.

          In 1998 WPC established a supplemental defined benefit plan covering WPC salaried employees employed as of January 31, 1998 which provides a guaranteed minimum benefit based on years of service and compensation. The gross benefit from this plan is offset by the annuitized value of the defined contribution plan account balance and any benefits payable from the Pension Benefit Guaranty Corporation from the previously terminated defined benefit pension plan. None of the Named Executive Officers are entitled to any benefits under such plan.

          In January 1999, H&H amended and restated its Long Term Incentive Plan ("LTIP"), in which the final cycle had been terminated on December 31, 1998. The current LTIP is a performance-based plan pursuant to which executives of H&H earn the right to receive awards based on the achievement of pre-established financial performance and other goals. The amended LTIP established overlapping cycles with each cycle encompassing five fiscal years, commencing on January 1, 1999. LTIP participants are selected by H&H's Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company. Messrs. LeBlanc and Nance are the only Named Executive Officers who are participants in the Amended and Restated LTIP.

          H&H maintains the Supplemental Executive Retirement Plan ("SERP") to provide executive officers the amount of reduction in their formula pension benefits under the Handy & Harman Pension Plan on account of the limitation on pay under Section 401(a)(17) of the Internal Revenue Code ("IRC") and the limitation on benefits under Section 415 of the IRC. The SERP also applies the Handy & Harman Pension Plan formula to the Career Average Pay after including 100 percent of the amounts received under the Handy & Harman Management Incentive Plan. Amounts received under the SERP are not subject to Cost of Living increases.

          The following Table shows the projected Annual Retirement Benefits, payable on the basis of ten years of certain payments and thereafter for life, to each of the individuals listed in the Summary Compensation Table at age 65 assuming continuation of employment until age 65. The amounts shown under Salary reflect the current rate of salary paid by H&H as plan compensation of Messrs. LeBlanc and Nance of $416,000 and $218,400, respectively, and include the benefits payable under both the Handy & Harman Pension Plan and the SERP. The amount of benefits shown under Bonus would be payable under the SERP and assumes continuation of the amount of Bonus received for 1998.

                           Executive Pension Benefits


                    Normal Retirement                                  Annual Retirement Benefits From:

Name                 Date (NRD)             Service at                 Salary             Bonus               Total
----                 ----------             ----------                 ------             -----               -----
                                            NRD
                                            ---
R.D. LeBlanc         July 1, 2014           17 yrs. 8 mos.            $143,455           $101,817            $245,272
A.G. Nance           January 1, 2022        28 yrs. 6 mos.             107,725             70,937             178,662

          Deferred Compensation Agreements. Except as described in the next paragraph with respect to the employment agreements of Messrs. Bradley, LeBlanc and Nance, no plan or arrangement exists which results in compensation to a Named Executive Officer in excess of $100,000 upon such officer's future termination of employment or upon a change-of-control.

          Employment Agreements. Mr. James G. Bradley became President and Chief Executive Officer of WPSC and Executive Vice President of the Company pursuant to a three-year employment agreement dated as of April 23, 1998, which will be automatically extended for successive three-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. Bradley of $400,000 and an annual bonus to be awarded at the Company's sole discretion. Mr. Bradley was granted a bonus of $125,000 in 2000 for services performed in 1999. In the event that Mr. Bradley's employment is terminated by the Company other than with cause, he will receive a payment of $1,200,000.

          Mr. Robert D. LeBlanc became Executive Vice President of the Company pursuant to a three-year employment agreement dated as of April 7, 1998, which will be automatically extended for successive two-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. LeBlanc of no less than $400,000 and an annual bonus to be awarded at the Company's sole discretion. Mr. LeBlanc was granted a bonus of $287,000 in 2000 for services performed in 1999. In the event that Mr. LeBlanc's employment is terminated by the Company other than with cause, he will receive a payment of two year's salary at the highest rate in effect for the twelve preceding months plus two times his average bonus during the last three preceding years.

          Mr. Arnold Nance became Vice President, Planning and Development of H&H pursuant to a one-year employment agreement with H&H dated as of May 1, 1998, which was amended as of December 21, 1998 and which will automatically be extended for successive one-year periods unless earlier terminated pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr. Nance of no less than $210,000 and an annual bonus to be awarded at the Company's sole discretion. Mr. Nance was granted a bonus of $150,000 in 2000 for services performed in 1999. In the event that Mr. Nance's employment is terminated by the Company other than with cause, he will receive a payment of one year's salary at the highest rate in effect during the 12 preceding months.

          Report on Repricing of Options. The stock options granted previously under any of the Company's plan were not repriced in the fiscal year ended 1999.

          Compensation Committee Interlock and Insider Participation. Messrs. Davidow, Goldsmith and Olshan each served as a member of the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1999. Mr. Olshan is a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which the Company has retained as outside general counsel since January 1991. The Company has paid such firm approximately $1,107,400 during the fiscal year ended December 31, 1999.

          Management Agreement with WPN Corp. Pursuant to the Management Agreement, approved by a majority of the Company's disinterested directors, WPN, of which Ronald LaBow, the Chairman of the Board of the Company, is the sole stockholder and an officer and director, provides financial, management, advisory and consulting services to the Company, subject to the supervision and control of the disinterested directors. Such services include, among others, identification, evaluation and negotiation of acquisitions, responsibility for financing matters, review of annual and quarterly budgets, supervision and administration, as appropriate, of all the Company's accounting and financial functions and review and supervision of the Company's reporting obligations under Federal and state securities laws. For the fiscal year 1999, WPN received a monthly fee of $520,833.33. In addition, in October 1999 the Board of Directors also awarded a $3,280,000 bonus to WPN and in September 1998 the Board of Directors awarded WPN an additional bonus of $3,750,000, each in recognition of the extraordinary returns earned by WPN on behalf of the Company in its management of the Company's cash and marketable securities. In August 1997, the Company granted WPN options to acquire 1,000,000 shares of Common Stock and a cash bonus of $300,000. Such options are held by WPN as nominee for Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci, each of whom is an officer of WPN, and has the right to acquire 600,000, 200,000 and 200,000 shares, respectively, of Common Stock. None of these options were exercised in 1999. The Company provides indemnification for WPN's employees, officers and directors against any liability, obligation or loss resulting from their actions pursuant to the Management Agreement. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice prior to the renewal date. WPN Corp. also receives certain benefits from financial intermediaries which it transacts business with on behalf of the Company in the form of research materials and services, which are used by WPN Corp. on behalf of the Company and in connection with its other activities. For the fiscal year 1999, the amount of such reimbursement was approximately $75,000. WPN has not derived any other income and has not received reimbursement of any of its expenses (other than health benefits and standard directors' fees) from the Company in connection with the performance of services described above. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than the cost at which the Company could obtain from unaffiliated entities.

1999 Compensation Committee Report on Executive Compensation:

         General

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Messrs. Davidow, Olshan and Goldsmith serve as members of the Compensation Committee. The Stock Option Committee is responsible for the administration and award of stock options under the 1991 Plan. Messrs. Davidow and Troubh serve as members of the Stock Option Committee. Both Messrs. Davidow and Troubh are non-employee directors of the Company, as defined under Rule 16b-3 of the 1934 Exchange Act, as amended. Mr. Davidow serves as Chairman of the Compensation Committee. The Compensation Committee met 4 times during the fiscal year ended December 31, 1999.

         Compensation Philosophy

         The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         Salaries

         Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other comparable companies. Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the Compensation Committee in that regard are acted upon by the Board of Directors. Annual salary adjustments are determined by evaluating the competitive marketplace; the performance of the Company which includes in descending level of importance, operating income of the Company and cash management, production efficiency and quality of products; the performance of the executive; the length of the executive's service to the Company and any increased responsibilities assumed by the executive. The Company places itself between the low and medium levels in determining salaries compared to the other comparable holding companies of industrial businesses.

         Incentive Compensation

         1999 WPSC Incentive Plans

         WPSC had three principal incentive plans in 1999: the Gainsharing Plan, the Sales Incentive Plan and the Corporate Bonus Plan. The purpose of the Gainsharing Plan was to reward employees in the production facilities of WPSC for attaining and exceeding business plan related productivity, cost and safety goals. The purpose of the Sales Incentive Plan was to reward employees in the sales areas of WPSC for attaining and exceeding business plan related sales goals. These plans cover WPSC management employees (aggregating approximately 601 employees) in the production and sales areas other than the Vice-Presidents, division managers and general managers of those areas. Payments are made quarterly under such plans, with amounts which are withheld paid at the end of the year, provided annual goals are met. Payments made under these plans totaled $1.8 million for 1999. None of the Named Executive Officers are eligible for participation in either of the Gainsharing or Sales Incentive Plans. The purpose of the Corporate Bonus Plan was to reward WPSC management employees (aggregating approximately 270 employees) not covered by the Gainsharing and Sales Incentive Plans. Under the Corporate Bonus Plan, a bonus pool is available for distribution if specific semi-annual operating income goals are met. Bonuses of $2,246,580 were paid out in 2000 to participants for their services in 1999. Mr. Bradley, the only Named Executive Officer who is a participant in the Corporate Bonus Plan, received an award of $125,000 in 2000 for his services in 1999.

         H&H Management Incentive Plan

         H&H, which the Company acquired in April 1998 and which is now a wholly owned subsidiary of the Company, maintains a Management Incentive Plan ("MIP") which is an annual incentive program that rewards selected officers and key employees each year based on their contributions to the profits of H&H.

         Participants in the MIP are designated by the Chief Executive Officer of H&H and approved by the Compensation Committee of the Board of Directors of the Company at the beginning of each fiscal year. Awards granted under the MIP are approved by the Board of Directors of the Company. Messrs. LeBlanc and Nance, the only Named Executive Officers who are participants in the MIP, received awards of $300,000 and $150,000, respectively, in 2000 for their services in 1999.

         Other Incentive Compensation

         The Company from time to time considers the payment of discretionary bonuses to its executive officers. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of goals by the Company includes, in descending order, among other things, the performance of the Company as measured by return on assets and the operating income of the Company, production efficiency and quality of products. The achievement of personal goals includes the actual performance of the unit of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, other individual contributions, the ability to manage and motivate employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. Despite achievement of personal goals, bonuses may not be given based upon the performance of the Company as a whole. Mr. Bradley and Mr. Bucha, who is not a participant in any of the WPSC Bonus Plans, was granted a discretionary bonus of $300,000 in 2000 for his services in 1999. In connection with his performance in resolving certain of the Company's outstanding claims against insurance carriers, as a result of which the Company received gross proceeds of in excess of approximately $22 million, Mr. Mileaf, who is not a participant in the WPSC Bonus Plan or the MIP, was awarded a bonus of $500,000 in 1999.

         Mr. Bradley was the Company's Executive Vice President and President and Chief Executive Officer of WPSC in 1999, with an annual salary of $400,000. Mr. LeBlanc was President and Chief Executive Officer of H&H and Executive Vice President of the Company in 1999 with an annual base salary of $416,000. Mr. Bradley and Mr. LeBlanc currently serve as the Company's Co-Principal Executive Officers, with Mr. Bradley having primary responsibility for the operations of WPSC and Mr. LeBlanc having primary responsibility for the operations of H&H. As described in the Employment Agreements section above, Mr. Bradley's and Mr. LeBlanc's annual base salaries are determined by contract. In determining such amount, the Board of Directors considered the responsibilities performed by Messrs. Bradley and LeBlanc as Executive Vice Presidents of the Company, Mr. Bradley's responsibilities as President and Chief Executive Officer of WPSC, Mr. LeBlanc's responsibilities as President and Chief Executive Officer of H&H, the performance of Messrs. Bradley and LeBlanc in managing and directing the Company's operations, the efforts by Messrs. Bradley and LeBlanc in assisting the Company to improve its capital base and financial condition, a competitive assessment of survey data of other industrial companies as it relates to the Company's performance versus other industrial companies, and the evaluation of the other factors described in "Salaries" above.

         The Compensation Committee considered Messrs. Bradley and LeBlanc for cash performance bonuses in accordance with the following terms: the factors discussed in the above paragraph; the bonuses paid to other senior executives of the Company; the overall performance of the Company, WPSC and H&H as measured by guidelines used to determine the bonuses of other senior executives including the operating results of the Company, production efficiency and quality of products; Mr. LeBlanc's impact on the improved operating results of H&H and Mr. Bradley's impact on operating results at the Company's steel division in an industry adversely impacted by pricing levels; and the transactions effected for the benefit of the Company that are outside of the ordinary course of business and directly or indirectly accomplished through the efforts of Messrs. Bradley and/or LeBlanc, respectively (e.g., business combinations, corporate partnering and other similar transactions). The Board of Directors awarded each of Messrs. Bradley and LeBlanc bonuses of $125,000 and $300,000, respectively, in 2000, for their services in 1999.

         Stock Option and Other Plans

         The Company did not award options to any of the Named Executive Officers in 1999. It is the philosophy of the Stock Option Committee that stock options should be awarded to employees of the Company to promote long-term interests between such employees and the Company's stockholders through an equity interest in the Company and assist in the retention of such employees. The Stock Option Committee also considered the amount and terms of options previously granted to executive officers. The Stock Option Committee believes the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. Participation in restricted stock, profit sharing and incentive plans is offered, pursuant to their terms, to provide incentive to executive officers to contribute to corporate growth and profitability.

         Compensation Committee: William Goldsmith; Robert A. Davidow; Marvin L. Olshan.

         Common Stock Performance: The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total stockholder return on the Company's common stock with the cumulative total return of a) the Standard and Poor's Index, a broad equity market index, and b) an index consisting of the following industrial companies: Armco Inc., Bethlehem Corporation, Ispat Inland, Inc. (f/k/a Inland Steel Industries, Inc.), LTV Corporation and Weirton Steel Corp.








                               [PERFORMANCE GRAPH]









                   1994         1995          1996         1997        1998          1999
S&P 500 Index      100.00       137.58       169.17       225.60        290.08       351.12
WHX CORP.          100.00        82.08        66.98        90.57         75.94        67.92
PEER GROUP         100.00        78.60        58.79        55.26         43.70        45.31

         There can be no assurance that the Common Stock's performance will continue with the same or similar trends depicted in the graph above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Paul W. Bucha, a director of the Company and the Chairman of the Board of WPSC, is WPSC's nominee to the Board of Wheeling-Nisshin. Tomonori Tokita, a director of Wheeling-Nisshin, is a director of WPSC. James D. Hesse, a former Vice President of the Company, is President, Chief Executive Officer and a director of Wheeling-Nisshin. The Company currently holds a 35.7% equity interest in Wheeling-Nisshin.

         Marvin L. Olshan, a director and Secretary of the Company, is a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP ("OGFR&W"). The Company has retained OGFR&W as their outside general counsel since January 1991. For the fiscal year ended December 31, 1999, the Company paid OGFR&W approximately $1,107,400.


Management Agreement

         Pursuant to the Management Agreement approved by a majority of the Company's disinterested directors, WPN, of which Ronald LaBow, the Company's Chairman, is the sole stockholder and an officer and a director, provides the Company with financial, management, advisory and consulting services to the Company, subject to the supervision and control of the disinterested directors. In 1999, WPN received a monthly fee of $520,833.33. In 1998, WPN received a monthly fee of $458,333.33 from January 1 until April 13 and $520,833.33 from April 14 until December 31. In addition, in October 1999, the Board of Directors awarded WPN an additional bonus of $3,280,000 and in September 1998 the Board of Directors awarded WPN an additional bonus of $3,750,000, each in recognition of the extraordinary returns earned by WPN on behalf of the Company in its management of the Company's cash and marketable securities. In August 1997, the Company granted WPN options to acquire 1,000,000 shares of Common Stock and a cash bonus of $300,000. Such options are held by WPN as nominee for Ronald LaBow, Stewart E. Tabin and Neale X. Trangucci, each of whom is an officer of WPN Corp., and each has the right to acquire 600,000, 200,000 and 200,000 shares, respectively, of Common Stock. None of these options were exercised in 1999. WPN Corp. also receives certain benefits from financial intermediaries which it transacts business with on behalf of the Company in the form of research materials and services, which are used by WPN Corp. on behalf of the Company and in connection with its other activities. For the fiscal year 1999, the amount of such reimbursement was approximately $75,000. The Management Agreement has a two year term and is renewable automatically for successive two year periods, unless terminated by either party upon 60 days' notice prior to the renewal date. The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement is no less favorable than the cost at which the Company could obtain from unaffiliated entities.

                                 PROPOSAL NO. 2

                  APPROVAL OF AMENDMENTS TO THE 1991 INCENTIVE
                       AND NONQUALIFIED STOCK OPTION PLAN

         The Board of Directors proposes that the 1991 Plan Amendment, whereby the number of shares reserved for issuance pursuant to the exercise of options granted under the 1991 Plan will be increased from 3,500,000 shares of Common Stock to 3,750,000 shares of Common Stock, be approved.

         On September 24, 1991, the Board of Directors of Wheeling-Pittsburgh Corporation ("WPC"), the Company's predecessor, adopted the 1991 Plan. The 1991 Plan was approved at the 1992 Annual Meeting of WPC Stockholders. In April 1993, the Board of Directors of WPC voted to amend the 1991 Plan, subject to stockholder approval, to increase the number of shares to 2,500,000 shares of Common Stock, which amendment was approved at the July 22, 1994 Special Meeting of WPC Stockholders. In 1998, the Board of Directors of WHX voted to amend the 1991 Plan, subject to stockholder approval, to increase the number of shares to 3,500,000 shares of Common Stock, which amendment was approved at the June 29, 1998 Annual Meeting of Stockholders. Shares of Common Stock may be issued under the 1991 Plan upon the exercise of incentive stock options, as defined in
Section 422 of the Code, and nonqualified stock options.

         The 1991 Plan is intended to assist the Company in securing and retaining key employees by allowing them to participate in the ownership and growth of the Company through the grant of incentive and nonqualified stock options. The granting of such options serves as partial consideration for and gives key employees an additional inducement to remain in the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company's success.

         The Board of Directors believes it is in the Company's and its stockholders' best interests to approve the 1991 Plan Amendment because it would
(i) allow the Company to continue to grant options under the 1991 Plan which facilitates the benefits of the additional incentive inherent in the ownership of Common Stock by key employees and helps the Company retain the services of key employees and (ii) enable compensation received under the 1991 Plan to qualify as "performance-based" for purposes of Section 162(m) of the Code.

         The proposed 1991 Plan Amendment is attached as Exhibit A to this Proxy Statement.

         The 1991 Plan currently authorizes the issuance of a maximum of 3,500,000 shares of Company Common Stock pursuant to the exercise of options granted thereunder. If the 1991 Plan Amendment is approved, the 1991 Plan will authorize the issuance of a maximum of 3,750,000 shares, and the maximum number of options which may be granted to any employee will be 562,500 options. As of the date hereof, stock options to purchase 4,247,734 shares of Common Stock, at exercise prices ranging from $6.125 to $16.625 per share, vesting over a three year period have been granted under the 1991 Plan, of which 770,516 options have lapsed and 176,718 options have been granted subject to stockholder approval of the 1991 Plan Amendment. Options to purchase 171,540 shares of Common Stock were exercised in 1998 and in 1999 through the Record Date. Options to purchase
2,728,877 shares of Common Stock were outstanding as of the date hereof. On February 9, 2000, the Stock Option Committee granted, subject to stockholder approval of the 1991 Plan Amendment, options to purchase 176,718 shares of Common Stock. No Named Executive Officer received grants of any stock options. During the last completed fiscal year and through the Record Date, options to purchase shares of Common Stock have been granted pursuant to the 1991 Plan to (i) the Named Executive Officers, (ii) all current executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group, as follows (options to purchase shares of Common Stock have not been granted to any directors who are not executive officers of the Company pursuant to the 1991 Plan):

                                              Number of Options (#)(1)(2)

Named Executive Officers                                0

Executive Group                                         0

Non-Executive Officer Employee Group               484,500


(1) On the Record Date, the last reported sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $6.69 per share.
(2) Information contained in this table is duplicative of information contained in "Executive Compensation" and does not signify additional grants of options to purchase shares of Common Stock.


Administration

         The 1991 Plan is administered by a Stock Option Committee (the "Option Committee"), consisting of not less than three members of the Board of Directors appointed by the Board of Directors. The Option Committee will select the key employees who will be granted options to purchase shares of Common Stock under the 1991 Plan and, subject to the provisions of the 1991 Plan, will determine the terms and conditions and number of shares of Common Stock subject to each such option. The Option Committee will also make any other determinations necessary or advisable for the administration of the 1991 Plan. The determinations by the Option Committee will be final and conclusive; however, the grant of options to purchase shares of the Common Stock to a full-time employee who is an executive officer of the Company, as well as the terms and provisions of such option, requires the prior approval of a majority of the members of the Board of Directors who are "disinterested persons." Generally, options granted under the 1991 Plan vest and become exercisable in one-third increments on the first, second and third anniversary of the date of grant, respectively. The 1991 Plan will terminate on September 23, 2001, but may be terminated by the Board of Directors at any time before that date.

Options

         Upon the grant of an option to purchase shares of Common Stock to an employee, the Option Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of such option and the price at which the shares may be purchased. The option price for options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time such option is granted; provided, however, that with respect to an incentive stock option in the case of an optionee, who, at the time such option is granted, owns more than 10% of the voting stock of the Company or its subsidiaries, then the purchase price per share shall be at least 110% of the fair market value. "Fair market value" is deemed to be the closing price of shares of Common Stock on such date, on the NYSE, or if the shares of Common Stock are not listed on the NYSE, in the principal market in which such shares of Common Stock are traded. The aggregate fair market value of shares of Common Stock (determined at the time the incentive stock option is granted) subject to incentive stock options granted to a key employee under all stock option plans of the Company, and of the Company's subsidiaries (if any), and that become exercisable for the first time by such key employee during any calendar year may not exceed $100,000. Payment of the exercise price for shares of Common Stock subject to options may be made with cash, check or such other instrument as may be acceptable to the Company. Full payment for shares of Common Stock exercised must be made at the time of exercise.

Federal Income Tax Consequences

         Incentive Stock Options. Incentive stock options granted under the 1991 Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax deduction at either such time. If the grantee does not sell the shares acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the grantee, within either of the above periods, disposes of the shares acquired upon exercise of the incentive stock option, the grantee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the grantee. The gain in excess of such amount recognized by the grantee as ordinary income would be taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

         Unless the shares subject to an incentive stock option are subject to a risk of forfeiture at the time the option is exercised, the exercise of the incentive stock option will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income (AMTI). If the shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be included in AMTI when the risk of forfeiture lapses or the shares become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation. Before exercising an incentive stock option, a grantee should discuss the possible application of the alternative minimum tax with his tax advisor in order to determine the tax's impact.

         Non-Qualified Stock Options. Upon exercise of a non-qualified stock option granted under the 1991 Plan, "the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

         Summary of Tax Consequences. The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the 1991 Plan and the sale of shares acquired under the 1991 Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 1991 Plan.

         The Board of Directors believes it is in the Company's best interests to approve the 1991 Plan Amendment which would allow the Company to continue to grant options under the 1991 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by key employees and to help the Company secure and retain the services of key employees and to enable compensation under the 1991 Plan to qualify as "performance-based" for purposes of Section 162(m) of the Code. The affirmative vote of the holders of record of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the 1991 Plan Amendment.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1991 PLAN AMENDMENT.

                                 PROPOSAL NO. 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of PricewaterhouseCoopers LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 2000. Although the selection of accountants does not require ratification, the Board of Directors have directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of that firm, which served as the Company's independent public accountants for the fiscal year ended December 31, 1999, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.



                             SOLICITATION STATEMENT

         The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company has retained Innisfree M & A, Inc. to assist the Company in the solicitation of proxies for a fee of $7,500 plus expenses. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company's nominees for their reasonable expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than October 17, 2000.

                                  OTHER MATTERS

         So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

         The Company has sent, or is concurrently sending, all of its stockholders of record as of February 10, 2000 a copy of its Annual Report for the fiscal year ended December 31, 1999. Such report contains the Company's certified consolidated financial statements for the fiscal year ended December 31, 1999, including that of the Company's subsidiaries.


                                   By Order of the Company,


                                   MARVIN L. OLSHAN, Secretary


Dated:   New York, New York
         February 14, 2000

         The Company will furnish a free copy of its Annual Report on Form 10-K, as amended for the fiscal year ended December 31, 1999 (without exhibits) (upon filing with the Securities and Exchange Commission) to all its stockholders of record as of February 10, 2000 who will make a written request to Mr. Marvin L. Olshan, Secretary, WHX Corporation, 110 East 59th Street, New York, New York 10022.

                                    Exhibit A


                               AMENDMENT NO. 4 TO
            THE 1991 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN OF
                                 WHX CORPORATION

         1. The 1991 Incentive and Nonqualified Stock Option Plan (the "Plan") is hereby amended, subject to stockholder approval of this Agreement within one
(1) year of the date hereof, as follows:

         Section 4 of the Plan is hereby amended in its entirety to read as follows:

         "4.      Stock Reserved for the Plan.
         Subject to adjustment as provided in Section 7 hereof, a total of three million seven hundred fifty thousand (3,750,000) shares of common stock, $.01 par value ("Stock"), of the Company shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may again be subject to an Option under the Plan."

         2. Except as amended hereby, the Plan shall remain in full force and effect.

                                                    Dated as of February 9, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 WHX CORPORATION

                     Proxy -- Annual Meeting of Stockholders
                                 March 15, 2000

         The  undersigned,   a  stockholder  of  WHX  Corporation,   a  Delaware
corporation (the "Company"), does hereby appoint Ronald LaBow and Marvin L. Olshan, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at the Dupont Hotel, 11th & Market Streets, Wilmington, Delaware 19801, on March 15, 2000, at 11:00 A.M., Local Time, or at any adjournment or adjournments thereof.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated February 14, 2000, and a copy of the Company's Annual Report for the fiscal year ended December 31, 1999.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN WHEREBY THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER WILL BE INCREASED TO 3,750,000 SHARES FROM 3,500,000 SHARES, AND TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

1.       To elect the following Class I directors:  William Goldsmith and Robert
         D. LeBlanc, to serve as directors until the 2003 annual meeting of stockholders of the Company and in each case until their successors have been duly elected and qualified.


______________ FOR ALL NOMINEES       ______________ WITHHELD FROM ALL NOMINEES




WITHHELD ___________________________________________________________________
         To withhold authority to vote for any nominees(s), print name above

2. To approve an amendment to the Company's 1991 Incentive and Nonqualified Stock Option Plan whereby the number of shares of common stock available for issuance thereunder will be increased to 3,750,000 shares from 3,500,000 shares .

                FOR ___________      AGAINST  ________          ABSTAIN ______



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

3.       To  ratify  the  appointment  of  PricewaterhouseCoopers   LLP  as  the
         independent public accountants of the Company for the fiscal year ending December 31, 2000.

                FOR ___________      AGAINST  ________          ABSTAIN ______

4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may come before the Meeting.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.


Signature: _________________                 Date___________


Signature:__________________                 Date___________


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:                _____________


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